EXHIBIT 21


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                       SUBSIDIARIES OF BALDWIN & LYONS, INC.
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                                                  STATE OR
                                                JURISDICTION
                                              OF ORGANIZATION
              NAME                            OR INCORPORATION
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Protective Insurance Company                      Indiana

Sagamore Insurance Company (1)                    Indiana

B & L Insurance, Ltd.                             Bermuda

Baldwin & Lyons, California                       California





   (1)   Wholly-owned subsidiary of Protective Insurance Company